Exhibit 99.1

PRESS RELEASE

AbbVie Reports Third-Quarter 2014 Financial Results

•                 Reports Third-Quarter Adjusted EPS of $0.89, Up 8.5 Percent and Well Above the Previous Guidance Range of $0.77 to $0.79; Reports GAAP EPS of $0.31

•                 Significantly Raises 2014 Adjusted EPS Guidance Range to $3.25 to $3.27 from $3.06 to $3.16 (GAAP EPS Guidance Range is $1.15 to $1.17); 2014 Guidance Excludes Any Potential HCV Revenue

•                 Delivers Revenue of $5.019 Billion, an Increase of 7.8 Percent Over Third-Quarter 2013 (Up 8.3 Percent On an Operational Basis); Revenue Up 13.5 Percent Operationally Excluding Lipid Sales

•                 Revenue Growth Reflects 17.5 Percent Global Sales Growth from HUMIRA (Up 17.8 Percent on an Operational Basis) and Strong Growth from Other Key Products

•                 Continues to Expect U.S. Approval of HCV Combination in 2014; Announced Novel R&D Collaboration with Calico to Develop Medicines for Age-Related Diseases; Further Strengthened Pipeline with Global Collaboration to Develop and Commercialize Duvelisib, PI3K-Inhibitor for Treatment of Cancer

NORTH CHICAGO, Ill., Oct. 31, 2014 – AbbVie (NYSE:ABBV) today announced financial results for the third quarter ended Sept. 30, 2014.

“Our third-quarter results reflect the strong performance of our business with double-digit growth from HUMIRA and several other key brands.  Our underlying business grew nearly 14 percent in the quarter excluding lipids,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie.  “We exceeded our outlook for the quarter and have significantly raised our original 2014 guidance.  In the fourth quarter, we look forward to the U.S. approval of our interferon-free HCV combination, which will further accelerate sales and earnings growth in 2015 and beyond.”

Third-Quarter Results

•                 Worldwide sales were $5.019 billion in the third quarter, up 7.8 percent.  On an operational basis, sales increased 8.3 percent, excluding a 0.5 percent unfavorable impact from foreign exchange rate fluctuations.  Excluding sales from our lipid franchise due to the loss of exclusivity, sales increased 13.5 percent on an operational basis in the quarter.

•                 Third-quarter sales growth was driven primarily by the continued strength of HUMIRA.  Global HUMIRA sales increased 17.5 percent, or 17.8 percent on an operational basis, excluding the impact of foreign exchange rate fluctuations.  Total company sales growth was also driven by strong growth from key products including Kaletra, Synthroid, Creon, Synagis and Duodopa.

•                 The adjusted gross margin ratio in the third quarter was 81.1 percent, excluding intangible asset amortization and other specified items, up 140 basis points versus third-quarter 2013.  The gross margin ratio under U.S. generally accepted accounting principles (GAAP) was 78.2 percent.

Third-Quarter Results (continued)

•                 Adjusted selling, general and administrative (SG&A) expense was 26.4 percent of sales in the third quarter, up 9.1 percent from the prior year, reflecting continued investment in our growth brands and the expected HCV launch.  On a GAAP basis, SG&A was 31.8 percent of sales.

•                 Adjusted research and development (R&D) was 16.2 percent of sales in the quarter, up 14.4 percent from the prior year, reflecting funding actions in support of our mid- and late-stage pipeline and the continued pursuit of additional HUMIRA indications.  On a GAAP basis, R&D was also 16.2 percent of sales.

•                 Net interest expense was $53 million on an adjusted basis and $128 million on a GAAP basis. The adjusted tax rate was 22.4 percent in the quarter and 26.3 percent on a GAAP basis.

•                 Third-quarter diluted earnings per share were $0.31 on a GAAP basis.  Adjusted diluted earnings per share, excluding intangible asset amortization expense and other specified items, were $0.89.

Key Events from the Third Quarter

•                 On Oct. 20, AbbVie and Shire agreed to terminate their proposed merger following the decision by AbbVie’s board of directors on Oct. 15 to withdraw support for the proposed transaction.  The Company’s decision was based upon its assessment of the Sept. 22, 2014 notice issued by the U.S. Department of Treasury.  This notice included changes that negatively impacted the economics of the transaction.  As a result, the original price for the proposed transaction could no longer be justified.  The notice also introduced an unacceptable level of risk and uncertainty given the magnitude of the proposed changes and the stated intention of the Department of Treasury to continue to revise tax principles to further impact such transactions.

•                 On Oct. 20, the AbbVie board of directors authorized a new $5 billion stock repurchase program and increased the company’s quarterly cash dividend by nearly 17 percent from $0.42 per share to $0.49 per share, payable on Feb. 13, 2015 to stockholders of record as of Jan. 15, 2015.  Additionally, on Sept. 19, the board of directors declared a quarterly cash dividend of $0.42 per share, payable Nov. 17, 2014 to stockholders of record at the close of business on Oct. 15, 2014.

•                 AbbVie and Infinity Pharmaceuticals entered into a global collaboration to develop and commercialize duvelisib (IPI-145), Infinity’s oral inhibitor of phosphoinositide-3-kinase (PI3K)-delta and PI3K-gamma.  Duvelisib has shown clinical activity across a broad range of blood cancers, including indolent non-Hodgkin lymphoma (iNHL) and chronic lymphocytic leukemia (CLL).  Infinity is conducting registration-focused trials evaluating the safety and efficacy of duvelisib, including DYNAMO, a Phase 2 study in patients with iNHL, and DUO, a Phase 3 study in patients with CLL.

•                 AbbVie and Calico announced a novel R&D collaboration intended to help the two companies discover, develop and bring to market new therapies for patients with age-related diseases, including for neurodegeneration and cancer.  Under the agreement, the companies will combine their complementary strengths to accelerate the availability of new therapies: Calico will use its scientific expertise to establish a world-class research and development facility, with a focus on drug discovery and early drug development; and AbbVie will provide scientific and clinical development expertise and its strong commercial execution to bring new discoveries to market.

Key Events from the Third Quarter (continued)

•                 The European Medicines Agency (EMA) and the U.S. Food and Drug Administration (FDA) granted orphan drug designation to AbbVie’s investigational compound ABT-414, an anti-epidermal growth factor receptor antibody drug conjugate, which is being evaluated for safety and efficacy in patients with glioblastoma multiforme.  Glioblastoma multiforme is the most common and most aggressive type of malignant primary brain tumor and has a five year survival rate of approximately 4 percent.

•                 AbbVie announced results from a Phase 3 pivotal study demonstrating that HUMIRA is effective in reducing common clinical signs and symptoms in moderate-to-severe hidradenitis suppurativa (HS), specifically the number of abscesses and inflammatory nodules.  These data were presented at the European Society for Dermatological Research (ESDR) meeting.  Results from the PIONEER I study show that HS patients treated with HUMIRA 40 mg weekly achieved a significantly greater response versus those on placebo at week 12.  AbbVie also recently presented new results from PIONEER II, a second pivotal HS study, at the 23rd Congress of the European Academy of Dermatology and Venereology (EADV) meeting.  The results of this study, in combination with results from PIONEER I, will contribute to worldwide regulatory filings for an expanded use of HUMIRA.

•                 AbbVie and Biogen Idec announced the full results from the Phase 3 DECIDE clinical trial, which show ZINBRYTA (daclizumab high-yield process), dosed subcutaneously once a month, demonstrated a statistically significant improvement in reducing disease activity in people with relapsing-remitting multiple sclerosis (RRMS) compared to AVONEX (interferon beta-1a).  These results were presented at the Sixth Triennial Joint Meeting of the Americas Committee for Treatment and Research in Multiple Sclerosis and the European Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS-ECTRIMS) in Boston.  We are engaged with worldwide authorities regarding the regulatory filings for ZINBRYTA.  We continue to expect the submissions to occur in the first half of 2015.

•                 The FDA approved HUMIRA for reducing signs and symptoms, and achieving and maintaining clinical remission, in pediatric Crohn’s disease patients 6 years of age and older when certain other treatments have not worked well enough.  This FDA approval represents the eighth indication for HUMIRA in the United States and makes it the first and only biologic treatment approved for use in this patient population that can be administered at home.  Additionally, the FDA approved the extension of the HUMIRA indication for moderately to severely active polyarticular juvenile idiopathic arthritis (JIA) to reducing signs and symptoms in patients ages 2 and older.

•                 AbbVie announced that data from its ongoing Phase 1 through Phase 3 hepatitis C clinical development programs will be presented at the Annual Meeting of the American Association for the Study of Liver Diseases (AASLD) in Boston, November 7-11.  Abstracts will be presented highlighting results from AbbVie’s investigational treatment combining three direct-acting antivirals (ABT-450/ritonavir, ombitasvir and dasabuvir) with or without ribavirin (RBV) in patients with genotype 1 chronic HCV infection.  These abstracts include a Phase 2/3 study in patients co-infected with human immunodeficiency virus type 1 (TURQUOISE-I) and a Phase 2 study in liver transplant recipients without cirrhosis (CORAL-I).  Additionally, Phase 2 data will be presented from investigational studies evaluating the combination of ABT-450/ritonavir and ombitasvir with or without RBV in genotype 4 patients (PEARL-I).  AbbVie will also be presenting data from its two additional pipeline HCV compounds, ABT-493 and ABT-530.

Key Events from the Third Quarter (continued)

•                  AbbVie released interim results from an ongoing Phase 2 study of its investigational compound veliparib in combination with chemotherapy, which showed a 35 percent improvement in progression-free survival and a 30 percent improvement in overall survival in patients with previously untreated metastatic or advanced non-small cell lung cancer (NSCLC).  These results, which evaluated veliparib as a potential treatment for metastatic or advanced NSCLC, were presented for the first time at the 2014 Annual Congress of the European Society for Medical Oncology (ESMO) in Madrid, Spain.

Full-Year 2014 Outlook

Today, AbbVie is raising its adjusted diluted earnings-per-share guidance for the full-year 2014 to $3.25 to $3.27 from $3.06 to $3.16. AbbVie’s 2014 outlook continues to exclude any potential revenue from the expected 2014 U.S. launch of its HCV therapy.  The company’s 2014 adjusted diluted earnings-per-share guidance excludes $2.10 per share of intangible asset amortization expense and other specified items primarily associated with separation costs, acquired IPR&D, Shire transaction costs and the Branded Prescription Drug Fee.  Including these items, AbbVie’s diluted earnings-per-share guidance is $1.15 to $1.17 on a GAAP basis.

About AbbVie

AbbVie is a global, research-based biopharmaceutical company formed in 2013 following separation from Abbott Laboratories.  The company’s mission is to use its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases.  AbbVie employs approximately 25,000 people worldwide and markets medicines in more than 170 countries.  For further information on the company and its people, portfolio and commitments, please visit www.abbvie.com.  Follow @abbvie on Twitter or view careers on our Facebook or LinkedIn page.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our third-quarter performance.  Participating on the call will be Rick Gonzalez, chairman and chief executive officer; Bill Chase, executive vice president and chief financial officer; Laura Schumacher, executive vice president, business development, external affairs and general counsel; Mike Severino, executive vice president, research and development and chief scientific officer; and Larry Peepo, vice president, investor relations.  The call will be webcast through AbbVie’s Web site at www.abbvieinvestor.com.

Non-GAAP Financial Results

Financial results for 2013 and 2014 are presented on both a reported and a non-GAAP basis.  Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period.  Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release.  AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business.  Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.  The company’s 2014 financial guidance is also being provided on both a reported and a non-GAAP basis.

Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995.  The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements.  AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry.  Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of Part II of AbbVie’s second quarter 2014 Quarterly Report on Form 10-Q, which have been filed with the Securities and Exchange Commission.  AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:

Jennifer Smoter	Larry Peepo
(847) 935-8865	(847) 935-6722

Adelle Infante	Liz Shea
(847) 938-8745	(847) 935-2211

AbbVie Inc.

Key Product Sales

Quarter Ended Sept. 30, 2014

(Unaudited)

				% Change vs. 3Q13
	Sales (in millions)				International		Total

	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

TOTAL SALES	$2,809	$2,210	$5,019	7.4%	9.5%	8.2%	8.3%	7.8%

Humira	1,739	1,516	3,255	25.3	10.3	9.7	17.8	17.5
Kaletra	53	203	256	(14.1)	19.7	16.5	10.7	8.4
AndroGel	232	--	232	(6.7)	n/a	n/a	(6.7)	(6.7)
Synthroid	200	--	200	24.3	n/a	n/a	24.3	24.3
Lupron	147	49	196	3.9	(8.4)	(10.0)	0.4	--
Creon	148	--	148	47.6	n/a	n/a	47.6	47.6
Sevoflurane	20	114	134	0.9	(1.1)	(3.3)	(0.8)	(2.7)
Synagis	--	109	109	n/a	18.3	11.9	18.3	11.9
Dyslipidemia	63	--	63	(76.9)	n/a	n/a	(76.9)	(76.9)
Duodopa	--	56	56	n/a	20.8	20.2	20.8	20.2

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations. Dyslipidemia includes sales of TriCor/Trilipix, Niaspan, Simcor and Advicor.

n/a = not applicable

AbbVie Inc.

Key Product Sales

Nine Months Ended Sept. 30, 2014

(Unaudited)

				% Change vs. 9M13
	Sales (in millions)				International		Total

	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported

TOTAL SALES	$7,681	$6,827	$14,508	4.3%	9.3%	8.1%	6.6%	6.1%

Humira	4,592	4,588	9,180	28.7	13.4	13.2	20.6	20.5
AndroGel	704	--	704	(5.7)	n/a	n/a	(5.7)	(5.7)
Kaletra	163	504	667	(9.9)	(6.6)	(8.8)	(7.4)	(9.1)
Lupron	420	151	571	2.5	(5.7)	(8.9)	0.1	(0.8)
Synagis	--	537	537	n/a	12.0	4.7	12.0	4.7
Synthroid	523	--	523	20.8	n/a	n/a	20.8	20.8
Sevoflurane	61	369	430	12.1	5.7	3.2	6.6	4.4
Creon	365	--	365	23.2	n/a	n/a	23.2	23.2
Dyslipidemia	224	--	224	(77.3)	n/a	n/a	(77.3)	(77.3)
Duodopa	--	164	164	n/a	24.5	26.9	24.5	26.9

Note: “Operational” growth reflects the percentage change over the prior year excluding the impact of exchange rate fluctuations. Dyslipidemia includes sales of TriCor/Trilipix, Niaspan, Simcor and Advicor.

n/a = not applicable

AbbVie Inc.

Consolidated Statements of Earnings

Quarter and Nine Months Ended Sept. 30, 2014 and 2013

(Unaudited) (In millions, except per share data)

	Third Quarter Ended Sept. 30		Nine Months Ended Sept. 30
	2014	2013	2014	2013
Net sales	$5,019	$4,658	$14,508	$13,679

Cost of products sold	1,094	1,092	3,307	3,299
Selling, general and administrative	1,595	1,261	4,383	3,904
Research and development	812	714	2,418	2,057
Acquired in-process research and development	308	220	324	290
Total operating cost and expenses	3,809	3,287	10,432	9,550

Operating earnings	1,210	1,371	4,076	4,129

Interest expense, net	128	69	262	210
Net foreign exchange loss	174	11	182	40
Other (income) expense, net	221	5	226	(14)
Earnings before income tax expense	687	1,286	3,406	3,893
Income tax expense	181	322	822	893
Net earnings	$506	$964	$2,584	$3,000

Diluted earnings per share	$0.31	$0.60	$1.60	$1.86
Diluted earnings per share, excluding specified items	$0.89	$0.82	$2.43	$2.32	a)

Average diluted shares outstanding	1,610	1,605	1,609	1,602

a)             Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

Note:  The computation of diluted earnings per share for the quarter and nine months ended Sept. 30, 2014 and 2013 were calculated pursuant to the two-class method which requires the allocation of net earnings between common stockholders and participating security holders.

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended Sept. 30, 2014

(Unaudited) (In millions, except per share data)

1.                  Specified items impacted results as follows:

	3Q14
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$687	$506	$0.31
Adjusted for specified items:
Intangible asset amortization	98	70	0.04
Separation costs	109	98	0.06
Acquired IPR&D	308	206	0.13
Calico collaboration	250	250	0.15
Shire transaction costs	276	172	0.11
Other	139	147	0.09
As adjusted (non-GAAP)	$1,867	$1,449	$0.89

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D primarily reflects the upfront payment related to the Infinity collaboration.  Calico collaboration reflects the upfront payment related to the recently announced Calico collaboration.  Shire transaction costs are expenses related to the terminated Shire transaction.  Other specified items are primarily associated with an additional year of the Branded Prescription Drug Fee as required by new IRS regulations.

2.            The impact of the specified items by line item was as follows:

	3Q14
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss	Interest expense (income)	Other (income) expense
As reported (GAAP)	$1,094	$1,595	$812	$308	$174	$128	$221
Adjusted for specified items:
Intangible asset amortization	(98)	--	--	--	--	--	--
Separation costs	(4)	(104)	(1)	--	--	--	--
Acquired IPR&D	--	--	--	(308)	--	--	--
Calico collaboration	--	--	--	--	--	--	(250)
Shire transaction costs	--	(36)	--	--	(165)	(75)	--
Other	(44)	(129)	--	--	--	--	34
As adjusted (non-GAAP)	$948	$1,326	$811	--	$9	$53	$5

3.                  The adjusted tax rate for the third quarter of 2014 was 22.4 percent, as detailed below:

	3Q14
	Pre-tax	Income
	income	Taxes	Tax rate
As reported (GAAP)	$687	$181	26.3%
Specified items	1,180	237	20.1%
As adjusted (non-GAAP)	$1,867	$418	22.4%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Quarter Ended Sept. 30, 2013

(Unaudited) (In millions, except per share data)

1.            Specified items impacted results as follows:

	3Q13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$1,286	$964	$0.60
Adjusted for specified items:
Intangible asset amortization	137	98	0.06
Separation costs	51	33	0.02
Acquired IPR&D	220	220	0.13
Restructuring/Other	14	12	0.01
As adjusted (non-GAAP)	$1,708	$1,327	$0.82

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects the upfront payment related to the previously announced collaborations with Ablynx and Galapagos.  Restructuring/Other is primarily associated with previously announced restructuring activities.

2.            The impact of the specified items by line item was as follows:

	3Q13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other (income) expense
As reported (GAAP)	$1,092	$1,261	$714	$220	$5
Adjusted for specified items:
Intangible asset amortization	(137)	--	--	--	--
Separation costs	(4)	(46)	(1)	--	--
Acquired IPR&D	--	--	--	(220)	--
Restructuring/Other	(7)	--	(4)	--	(3)
As adjusted (non-GAAP)	$944	$1,215	$709	--	$2

3.                  The adjusted tax rate for the third quarter was 22.3 percent, as detailed below:

	3Q13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$1,286	$322	25.0%
Specified items	422	59	14.0%
As adjusted (non-GAAP)	$1,708	$381	22.3%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Nine Months Ended Sept. 30, 2014

(Unaudited) (In millions, except per share data)

1.             Specified items impacted results as follows:

	9M14
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$3,406	$2,584	$1.60
Adjusted for specified items:
Intangible asset amortization	307	218	0.14
Separation costs	299	282	0.17
R&D	40	40	0.03
Acquired IPR&D	324	222	0.14
Calico collaboration	250	250	0.15
Shire transaction costs	283	179	0.11
Other	148	154	0.09
As adjusted (non-GAAP)	$5,057	$3,929	$2.43

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  R&D is associated with payments for previously announced collaborations.  Acquired IPR&D reflects upfront payments related to previously announced collaborations.  Calico collaboration reflects the upfront payment related to the recently announced Calico collaboration.  Shire transaction costs are expenses related to the terminated Shire transaction.  Other is associated with restructuring activities and an additional year of the Branded Prescription Drug Fee as required by new IRS regulations.

2.             The impact of the specified items by line item was as follows:

	9M14
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss	Interest expense (income)	Other (income) expense
As reported (GAAP)	$3,307	$4,383	$2,418	$324	$182	$262	$226
Adjusted for specified items:
Intangible asset amortization	(307)	--	--	--	--	--	--
Separation costs	(10)	(286)	(3)	--	--	--	--
R&D	--	--	(40)	--	--	--	--
Acquired IPR&D	--	--	--	(324)	--	--	--
Calico collaboration	--	--	--	--	--	--	(250)
Shire transaction costs	--	(43)	--	--	(165)	(75)	--
Other	(51)	(131)	--	--	--	--	34
As adjusted (non-GAAP)	$2,939	$3,923	$2,375	--	$17	$187	$10

3.                   The adjusted tax rate for the first nine months of 2014 was 22.3 percent, as detailed below:

	9M14
	Pre-tax	Income
	income	Taxes	Tax rate
As reported (GAAP)	$3,406	$822	24.1%
Specified items	1,651	306	18.5%
As adjusted (non-GAAP)	$5,057	$1,128	22.3%

AbbVie Inc.

Reconciliation of GAAP Reported to Non-GAAP Adjusted Information

Nine Months Ended Sept. 30, 2013

(Unaudited) (In millions, except per share data)

1.            Specified items impacted results as follows:

	9M13
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$3,893	$3,000	$1.86
Adjusted for specified items:
Intangible asset amortization	408	294	0.18
Separation costs	152	97	0.06
Acquired IPR&D	290	290	0.18
Restructuring/Other	70	60	0.04
As adjusted (non-GAAP)	$4,813	$3,741	$2.32

Intangible asset amortization reflects costs recognized as a result of licensing and acquisition activities.  Separation costs are expenses related to the separation of AbbVie from Abbott.  Acquired IPR&D reflects the upfront payment related to previously announced collaborations.  Restructuring/Other is primarily associated with previously announced restructuring activities and the impact of the Venezuelan currency devaluation.

2.            The impact of the specified items by line item was as follows:

	9M13
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Net foreign exchange loss	Other (income) expense
As reported (GAAP)	$3,299	$3,904	$2,057	$290	$40	($14)
Adjusted for specified items:
Intangible asset amortization	(408)	--	--	--	--	--
Separation costs	(11)	(135)	(6)	--	--	--
Acquired IPR&D	--	--	--	(290)	--	--
Restructuring/Other	3	(38)	(15)	--	(11)	(9)
As adjusted (non-GAAP)	$2,883	$3,731	$2,036	--	$29	($23)

3.                  The adjusted tax rate for the first nine months of 2013 was 22.3 percent, as detailed below:

	9M13
	Pre-tax	Income
	income	taxes	Tax rate
As reported (GAAP)	$3,893	$893	22.9%
Specified items	920	179	19.5%
As adjusted (non-GAAP)	$4,813	$1,072	22.3%